UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2019

comScore, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33520	54-1955550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

(Address of Principal Executive Offices) (Zip Code)

(703) 438-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2019, comScore, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CVI Investments, Inc. (the “Investor”) pursuant to which the Investor agreed to purchase (i) 2,728,513 shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $7.33 per share, representing a 5.4% discount to the closing price of the Common Stock as of June 21, 2019 and (ii) Series A Warrants, Series B-1 Warrants, Series B-2 Warrants and Series C Warrants (the “Warrants”, and together with the Initial Shares, the “Securities”), for aggregate gross proceeds of $20.0 million (the “Private Placement”). The Private Placement is anticipated to close on or about June 26, 2019, subject to customary closing conditions (the “Closing Date”).

The Series B-1 and Series B-2 Warrants will be exercisable by the holders at any time prior to the six- and twelve-month anniversaries of the Closing Date, respectively. The Series B-1 Warrants provide the holders the right to purchase an aggregate of up to 2,347,418 shares of Common Stock at an exercise price equal to $8.52 (107.5% of the volume-weighted average price of the Common Stock as of June 21, 2019 (the “Initial Market Price”)) and the Series B-2 Warrants provide the holders the right to purchase an aggregate of up to 1,121,076 shares of Common Stock at an exercise price equal to $8.92 (112.5% of the Initial Market Price). The Series B-1 and B-2 Warrants may be exercised for cash only.

If all of the Series B-1 Warrants or Series B-2 Warrants have not been exercised prior to their respective expiration dates, the Company will have the right, subject to prior notice to the holders and certain equity, volume and other conditions, to force the exercise of any unexercised portion of the applicable Series B-1 or B-2 Warrants by such holders. The forced exercise price for the Series B-1 Warrants will be 85% of the volume weighted average price of the Common Stock as of the date immediately preceding the expiration date of the Series B-1 Warrants (the “Series B-1 Forced Exercise Price”). The forced exercise price for the Series B-2 Warrants will be the lesser of (i) 85% of the volume weighted average price of the Common Stock on the date immediately preceding the expiration date of the Series B-2 Warrants and (ii) the Series B-1 Forced Exercise Price.

The Series A Warrants will be exercisable for a period of five years from the Closing Date and are exercisable into a number of shares of Common Stock equal to the Initial Shares plus any shares issued pursuant to the exercise of the Series C Warrants (as described below). The exercise price for the Series A Warrants will be $12.00 (151.3% of the Initial Market Price). The Series A Warrants may be exercised for cash or through a net settlement feature.

The Series C Warrants will be partially prepaid warrants (with a nominal remaining exercise price) that are not exercisable before September 21, 2019 and will expire 90 days after the first anniversary of the Closing Date. If the volume weighted average price of the Common Stock as of September 20, 2019, discounted by 7.5%, is less than the Investor’s purchase price for the Initial Shares, then, upon exercise, the Company will be required to issue to the Investor a number of shares of Common Stock equal to (i) (x) the Investor’s purchase price for the Initial Shares divided by (y) 92.5% of the volume weighted average price of the Common Stock as of the date immediately preceding exercise, subject to a floor of 50% of the price per Initial Share, less (ii) the number of Initial Shares issued to the Investor on the Closing Date.

The exercise prices for the Series A, B-1 and B-2 Warrants are subject to anti-dilution adjustment in certain circumstances. If and to the extent the exercise of any Warrants would, together with the issuances of the Initial Shares and the shares issued pursuant to the exercise of any other Warrants, result in the issuance of 20% or more of the outstanding Common Stock of the Company on the Closing Date, the Company intends to, in lieu of issuing such shares, settle the obligation to issue such shares in cash.

In addition, the Investor will not have the right to exercise any Warrant that would result in the Investor beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such exercise. If any forced exercise of a Series B-1 or B-2 Warrant would result in the Investor beneficially owning more than 4.99% of the outstanding Common Stock, the Investor will pay the applicable forced exercise price and no shares of Common Stock will be issued, but instead the aggregate number of shares of Common Stock issuable upon any exercise of the Series C Warrant will increase by an equal amount.

Pursuant to the transactions described above, the Company agreed to a 105-day lock-up period related to any future offering of equity or equity-linked securities and also agreed to provide the Investor with registration rights relating to the Initial Shares and any shares issuable upon the exercise of the Warrants.

The foregoing is a summary of the Purchase Agreement, including the form of Warrants and the Registration Rights Agreement attached as exhibits thereto, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Securities will be issued in a private placement to an institutional investor pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On June 24, 2019, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of June 23, 2019, by and among comScore, Inc. and CVI Investments, Inc.

99.1	Press release dated June 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSCORE, INC.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer

Dated: June 24, 2019

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